UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2023

Genesco Inc.

(Exact name of Registrant as Specified in Its Charter)

Tennessee	1-3083	62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Marriott Drive
Nashville, Tennessee		37214
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 367-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	GCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K of Genesco Inc. (the “Company”) originally filed with the Securities and Exchange Commission on June 26, 2023 (the “Initial Filing”). The Initial Filing reported the final voting results of the Company’s Annual Meeting of Shareholders held on June 22, 2023. The sole purpose for filing this Current Report on Form 8-K/A is to amend the Initial Filing to disclose the Company’s determination with respect to the frequency of future shareholder advisory votes on the Company’s executive compensation. No other changes have been made to the Initial Filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 26, 2023, the Company reported in its Initial Filing that a majority of the Company’s shareholders cast a non‑binding, advisory vote for an annual frequency for future shareholder advisory votes on the Company’s executive compensation.

The Company’s Board of Directors has considered the outcome of the shareholder vote and determined that the Company will hold future shareholder advisory votes on the Company’s executive compensation on an annual basis until the next vote on the frequency of such vote is conducted or until the Board of Directors determines that a different frequency for such votes is in the best interests of the shareholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO, INC.

Date:	May 15, 2024	By:	/s/Scott E. Becker
Scott E. Becker Senior Vice President, Secretary and General Counsel